JOAN VOGEL, TRUSTEE
                        THE JOSEPH VOGEL REVOCABLE TRUST
                              400 EAST 56TH STREET
                                 APARTMENT #33H
                              NEW YORK, N.Y. 10022



                                  May ___, 1997



To:        Don Chaifetz
           Arthur E. Curley
           Joan E. Foley
           Henry B. Ellis
           Tom McNeill
           Robert W. Nader
           Joseph D. Pititto
           Corinne M. Rentos
           Stephen Katz

Ladies and Gentlemen:

           This letter confirms the agreement among Joan Vogel, the Joseph Vogel Revocable Trust, of which Ms. Vogel is a trustee and beneficiary (the "Trust", together with Ms. Vogel, is collectively referred to herein as the "Sellers"), and each of you (collectively, the "Purchasers"), for the acquisition by the Purchasers of an aggregate of 75,000 shares of common stock, par value $.01 per share (the "Shares"), of Coin Bill Validator, Inc., at a price of $8.25 per Share.

           In connection therewith, the undersigned hereby agree as follows:

           Concurrently with the execution of this Agreement, each of the Sellers is selling and delivering to the Purchasers the number of the Shares of the Company which are described on the signature page opposite the name of each of the Purchasers, duly endorsed for transfer and free and clear of all claims, charges, liens, security interests, mortgages, pledges, options, rights of use or other encumbrances of any nature whatsoever, and the Purchasers are delivering to the Sellers the purchase price for such Shares, receipt of which is acknowledged by the Sellers.

           The Sellers represent that they have the requisite capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and that this Agreement has been duly executed, authorized and delivered by each of the Sellers and is a valid and binding obligation of each of them.

           In addition, Joan Vogel, individually, covenants and agrees that prior to January 31, 1998, she will not sell, transfer or dispose of any shares of Common Stock of the Company owned by her other than in private transactions under Section 4(2) of the Securities Act of 1933 (the "Securities Act").

           Each Purchaser, individually, hereby represents that he/she (i) understands and acknowledges that the Shares purchased under this Agreement are "restricted securities" as such term is defined in Rule 144 of the Securities Act and, as such, may not be resold, transferred or disposed of except in a transaction exempt from the registration requirements of the Securities Act and that the Purchasers must hold the "restricted securities" prior to any public sale for a period of at least one year; (ii) has such experience in business and financial matters that he/she is capable of evaluating the risks and determining the suitability of his/her investment; (iii) is the sole party in interest as to his/her investment in the Shares, and is acquiring the Shares as principal solely for investment for his/her own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares purchased to any other person; (iv) has adequate means of providing for his/her current needs and possible future contingencies and has no need, and anticipates no need in the foreseeable future, to sell the Shares purchased under this Agreement; and (v) understands that the exemption provided by Rule 144 under the Securities Act may not be available to him/her for the resale of the Shares purchased under this Agreement.

           In addition, the Purchasers understand and agree that the Shares purchased under this Agreement will bear a legend substantially in the following form:

           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

           This Agreement is governed by, and interpreted and enforced in accordance with, the laws of the State of New York.

           Please   confirm  your  agreement  by  executing  this  letter  where indicated.




/s/ JOAN VOGEL
--------------------------------
JOAN VOGEL

THE JOSEPH VOGEL REVOCABLE TRUST



--------------------------------
By: Joan Vogel, Trustee


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



AGREED AND ACCEPTED:



--------------------------------
DON CHAIFETZ (20,000 SHARES, $165,000)



--------------------------------
Arthur E. Curley (1,000 Shares, $8,250)



--------------------------------
Joan E. Foley (200 Shares, $1,650)



--------------------------------
Henry B. Ellis (10,000 Shares, $82,500)



--------------------------------
Tom McNeill (1,000 Shares, $8,250)



--------------------------------
Robert W. Nader (2,000 Shares, $16,500)



--------------------------------
Joseph D. Pititto (4,500 Shares, $37,125)



--------------------------------
Corinne M. Rentos (650 Shares, $5,362.50)



--------------------------------
Stephen Katz (35,650 Shares, $294,112.50)


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